ONCBIOMUNE LLC

BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$29,776	$100,760
Prepaid expenses and other current assets	3,150	-

Total Current Assets	32,926	100,760

TOTAL ASSETS	$32,926	$100,760

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Loans payable	$53,100	$46,100
Line of credit	27,931	34,981
Convertible debt	100,000	-
Payroll liabilities	18,627	18,474
Accounts payable and accrued liabilities	92,625	140,028

Total Current Liabilities	292,283	239,583

MEMBERS’ DEFICIT:
Members’ deficit	(259,357)	(138,823)

Total Members’ Deficit	(259,357)	(138,823)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$32,926	$100,760

See accompanying condensed notes to unaudited financial statements.

ONCBIOMUNE LLC

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES:
Professional fees	14,500	-	15,500	6,692
Compensation expense	41,317	45,015	71,272	117,402
Research and development expense	4,082	25,074	8,083	26,074
General and administrative expenses	16,335	35,571	30,806	87,182

Total Operating Expenses	76,234	105,660	125,661	237,350

LOSS FROM OPERATIONS	(76,234)	(105,660)	(125,661)	(237,350)

OTHER EXPENSE:
Interest expense	(447)	(164)	(873)	(608)
Other	400	254	6,000	254

Total Other Expense	(47)	90	5,127	(354)

NET LOSS	$(76,281)	$(105,570)	$(120,534)	$(237,704)

See accompanying condensed notes to unaudited financial statements.

ONCBIOMUNE LLC

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2015

(Unaudited)

Balance, December 31, 2013	$315,056

Net loss	(453,879)

Balance, December 31, 2014	$(138,823)

Net loss	(120,534)

Balance, June 30, 2015 (Unaudited)	$(259,357)

See accompanying condensed notes to unaudited financial statements.

ONCBIOMUNE LLC

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(120,534)	$(237,704)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Account receivables		(12,000)
Prepaid expenses and other assets	(3,150)	-
Payroll liabilities	153	(14,820)
Accounts payable and accrued liabilities	(47,403)	7,317

NET CASH USED IN OPERATING ACTIVITIES	(170,934)	(257,207)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Foundation loans	18,000	10,000
Payments to Foundation loans	(11,000)	(29,000)
Proceeds from line of credit	19,000	20,000
Payments to line of credit	(26,050)	(19,000)
Proceeds from issuance of convertible debt	100,000	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	99,950	(18,000)

NET INCREASE (DECREASE) IN CASH	(70,984)	(275,207)

CASH, beginning of year	100,760	467,891

CASH, end of period	$29,776	$192,684

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest
Interest	$873	$608
Income taxes	$-	$-

See accompanying condensed notes to unaudited financial statements.

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

OncBioMune, LLC (the “Company,” “we,” “us” or “our”) was formed under the laws of the State of Louisiana in March 2005. OncBioMune, LLC is a biotechnology company specializing in innovative cancer treatment therapies. The Company has proprietary rights to a breast and prostate patent vaccine, as well as a process for the growth of cancer tumors.

The Company’s mission is to improve the overall patient condition through innovative bio immunotherapy with proven treatment protocols, to lower deaths associated with cancer and reduce the cost of cancer treatment. The Company’s technology is safe, and utilizes clinically research proven methods of treatment to provide optimal success of patient recovery.

On June 22, 2015 and effective on September 2, 2015, the Company and its members entered into a share exchange agreement and amended (the “Exchange Agreement”) with OncBioMune Pharmaceuticals, Inc. (“OncBioMune”) (formerly Quint Media, Inc.). Pursuant to the Exchange Agreement, OncBioMune acquired 100% of the Company’s issued and outstanding common stock from the Company’s shareholders in exchange for the issuance of 47,000,000 shares of OncBioMune’s common stock, representing 91.3% of the outstanding common stock, and 1,000,000 shares of OncBioMune’s Series A Preferred Stock, representing 100% of the outstanding series A Preferred Stock, (the “Exchange”). Accordingly, the Company’s members became shareholders of OncBioMune and the Company became a subsidiary of OncBioMune. Prior to the Exchange, OncBioMune gave effect to a 1-for-139.232797666667 reverse stock split (the “Reverse Stock Split”) which resulted in 3,000,041 common shares outstanding immediately after the Reverse Stock Split.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements for OncBioMune, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

Going concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited condensed financial statements, the Company had a net loss $76,281 and $105,570 for the three months ended June 30, 2015 and 2014, respectively, and a net loss of $120,534 and $237,704 for the six months ended June 30, 2015 and 2014, respectively. The net cash used in operations were $170,934 and $257,207 for the six months ended June 30, 2015 and 2014, respectively. Additionally, the Company had a Members’ deficit and a working capital deficit of $259,357 and $259,357, respectively, at June 30, 2015, and no revenue for the six months ended June 30, 2015. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources will be currently adequate to continue operating and maintaining its business strategy for the six months ended June 30, 2015 and 2014. The Company continues to seek for additional funding in 2015 to launch the business plans.

The Company will seek to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from government contracts, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company has no cash equivalents as of June 30, 2015 and 2014.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2015 and 2014. There were no balances in excess of FDIC insured levels in the first two quarter of 2015 or 2014.

Fair value of financial instruments and fair value measurements

Fair value of certain of the Company’s financial instruments including cash, account payable, loan payables, line of credit, and convertible debt and approximate their cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability, that are supported by little or no market activity and that are significant to the fair values.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

Recently Issued Accounting Pronouncements

We have evaluated the other recent accounting pronouncements through ASU 2015-09 and believe that none of them will have a material effect on our financial statements.

Members’ Equity, Personal Assets and Income Taxes

Pursuant to the Company’s LLC correction of agreement effective dated April 22, 2005, in consideration of the initial members’ respective membership interest in and to the company, Robert L. Elliott, M.D. has initial capital contribution of $600 which represents 60% membership interest and Jonathan F. Head, Ph.D. has initial capital contribution of $400 which represents 40% membership interest. Pursuant to the Company amendment of operating agreement effective dated June 1, 2015, Robert L. Elliott, M.D. has initial capital contribution changed to $500 which represents 50% membership interest and Jonathan F. Head, Ph.D. has initial capital contribution changed to $500 which represents 50% membership interest.

All net distributable profit and loss of the Company, as determined by management, is distributed in accordance with the respective percentage of interests as set forth in the LLC Agreement five business days after determination.

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLCs, or any provision for federal income taxes.

All the taxes are pass through to the members of the LLC, therefore, no tax is recorded for the Company for the six months ended June 30, 2015 and 2014.

NOTE 3 - LOAN PAYABLE

The Company has entered into a loan agreement with The Breast Foundation, a related party on December 31, 2012 with no interest and due on demand on or before December 21, 2022. The balance as of June 30, 2015 and 2014 are $53,100 and $46,100, respectively.

The Company has a line of credit with the Regions Bank with a limit of $100,000 with an interest rate of 4.95% (prime plus 2.7%) and due date on October 27, 2017. The Company has a balance of $27,931 as of June 30, 2015.

NOTE 4 – CONVERTIBLE DEBT

On May 1, 2015 the Company entered into an agreement with Howard Brent to issue 200,000 shares of the Company on the day the Company goes public. Pursuant to the agreement Howard Brent paid $100,000 to the Company, which was recorded as a convertible debt. The debt will be fully settled by the issuance of 200,000 shares of common stock.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has entered into a loan agreement with The Breast Foundation, a related party, on December 31, 2012 with no interest and due on demand. The balance as of June 30, 2015 and 2014 are $53,100 and $46,100, respectively.

NOTE 6 – MEMBERS CERTIFICATES

On December 31, 2012, the issued members’ certificates in the amount of $1,000 consisted of 1,000 certificates with a value of $1.00 per certificate.

The members of record as of March 31, 2015, are as follows:

	Capital Contributed	Membership Interest Percentage

Robert L. Elliott, M.D.	$500	50%
Jonathan F. Head, PH.D	$500	50%
Total	$1,000	100%

NOTE 7 – CONCENTRATIONS

The Company received grants from the government agency and represents 100% of their income for the year ended December 31, 2013. The Company had no contract income for the six months ended June 30, 2015 and 2014.

NOTE 8 - SUBSEQUENT EVENTS

Effective as of closing on September 2, 2015, OncBioMune issued an aggregate of 47,000,000 shares of its common stock (representing approximately 91.3% of its outstanding common stock) and 1,000,000 shares of its Series A preferred stock (representing 100% of its outstanding Series A preferred shares) in exchange for 100% of the issued and outstanding common shares of the Company and in full settlement of $100,000 in convertible debt owed by the Company. As a result, the Company’s members became stockholders of OncBiomune and the Company became a subsidiary of OncBioMune. The Exchange shall be accounted for as a reverse-merger and recapitalization in OncBoMune’s books, since the members of the Company obtained voting and management control of OncBiomune. The Company is the acquirer for financial reporting purposes and OncBioMune is the acquired company. Consequently, the assets and liabilities and the operations prior to the Exchange are those of the Company and shall be recorded at the historical cost basis of the Company, and the consolidated financial statements, after completion of the Exchange, shall include the assets and liabilities of both, OncBioMune and the Company and OncBiomune’s consolidated operations from the closing date of the Exchange.

Common Shares Issued for Cash

In September and October 2015, OncBioMune issued 1,348,340 shares for cash of $402,700.